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                                                                   EXHIBIT 10.12

                                      NSTAR

                            1997 SHARE INCENTIVE PLAN

1.  PURPOSE

     The purpose of this 1997 Share Incentive Plan (the "Plan") is to advance the interests of NSTAR (the "Company") and its affiliates by enhancing their ability (a) to attract and retain employees who are in a position to make contributions to the success of the Company and its affiliates; (b) to reward employees for such contributions; and (c) to encourage employees to take into account the long-term interests of the Company and its affiliates through ownership of common shares of, and other interests in the Company ("Common Shares").

     The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") to eligible employees. Awards may be in the form of Share Options (as described in Section 6), Shock Appreciation Rights (as described in Section 7), Restricted Stock Awards (as described in Section 8), Deferred Stock Awards (as described in Section 9), Performance Unit Awards (as described in Section 10), Dividend Equivalent Awards (as described in Section
11), and Other Share-Based Awards (as described in Section 12).

2.  ADMINISTRATION

     The Plan will be administered by the Executive Personnel Committee of the Board of Trustees of the Company, excluding any member who would not be (i) an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, or (ii) a non-employee director as defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "Committee"). The Committee will have full discretionary authority, not inconsistent with the express provisions of the Plan, to administer the Plan in all respects, including without limitation, authority (a) to grant Awards to such eligible employees as the Committee may select ("Participants"); (b) to determine the type of Awards to be granted and the times of grants; (c) to determine the number of Common Shares to be covered by any Award; (d) to determine the terms and conditions of any Award, which terms and conditions may differ among individual Awards and Participants; (e) to prescribe the form or forms of instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; (f) to adopt, amend and rescind rules and regulations for the administration of the Plan; (g) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; and (h) to waive compliance by a Participant with any obligation to be performed by him under an Award, except that the Committee may not, (i) in the case of an incentive stock option (as described in Section 6), take any action without consent of the Participant which would cause such option to lose its status as an "incentive stock option" ("ISO") within the meaning of section 422 of the Code, or (ii) in the case of an Award intended to qualify as "performance-based compensation"

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within the meaning of Section 162(m)(4)(C) of the Code, increase the amount of compensation payable under the Award to the extent that such increase would cause the Award to lose its qualification as such performance-based compensation. Such determinations and actions of the Committee shall be conclusive and shall bind all parties.

     The Committee may delegate to senior officers of the Company who are also trustees of the Company (including, without limitation, the Chief Executive Officer and/or President) its duties under the Plan subject to conditions and limitations as the Committee may prescribe, except that only the Committee may designate, and make grants of Awards to, Participants (i) who are subject to
Section 16 of the Exchange Act or any successor statute, including, without limitation, decisions on timing, amount and pricing of Awards, or (ii) whose compensation is covered by Section 162(m) of the Code.

3.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan became effective on the date on which it was approved by the stockholders of Boston Edison Company. No Award may be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board of Directors of Boston Edison Company, but Awards previously granted may extend beyond that date.

4.  SHARES SUBJECT TO THE PLAN

     (a) Number of Shares. Subject to adjustment as provided in Section 15, the aggregate number of Common Shares that may be delivered under the Plan is 2,000,000, including shares issued in lieu of or upon reinvestment of dividends arising from awards. Common Shares may be issued up to this maximum pursuant to any type or types of Awards, including ISOs. For purposes of this limitation, Awards and Common Shares which are forfeited or reacquired by the Company, and Awards which are satisfied or otherwise terminated without the issuance of Common Shares, will not be counted.

     (b) Special Limitations Applicable to Certain Awards. Subject to adjustment as provided in Section 15 to the extent such adjustment is consistent with the continued satisfaction by Awards of the requirements of Section 162(m)(4)(C) of the Code, (i) the maximum number of Common Shares for which Options and SARs may be awarded under the Plan to any Participant in any calendar year is in each case 100,000 shares, and (ii) the maximum number of Common Shares with respect to which Restricted Stock Awards and Awards intended to qualify as "performance-based compensation" under Section 162(m)(4)(C) of the Code may be granted to any Participant in any calendar year is in each case the equivalent of 25,000 shares. For purposes of the preceding sentence, the regrant of a canceled Option or SAR, or the repricing of an Option or SAR, shall be treated as a separate Award to the extent required under Section 162(m)(4)(C) of the Code. The per-individual Award limitations described in this paragraph are intended to enable certain Awards under the Plan to qualify for the performance-based compensation exemption rules set forth under Section 162(m)(4)(C) of the Code and shall be subject to amendment or revision to the extent (but only to the extent) consistent with such rules.

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     (c)  Shares to be Delivered.  Shares delivered under the Plan will be authorized but unissued Common Shares or, if the Committee so decides in its sole discretion, previously issued Common Shares acquired by the Company in the open market or in private transactions, or Common Shares held in treasury. No fractional Common Shares will be delivered under the Plan.

5.  ELIGIBILITY

     Employees eligible to become Participants shall be those key employees of the Company and its affiliates who, in the opinion of the Committee, are in a position to make a contribution to the success of the Company or its affiliates. Members of the Committee will not be eligible to become Participants.

6.  STOCK OPTIONS

     Stock Options granted under the Plan ("Options") may be either ISOs or non-qualified stock options ("NSOs"). Except to the extent expressly designated as an ISO (or to the extent it does not qualify as an ISO even if so designated), each Option will be an NSO.

     No term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted to the Committee under the Plan be exercised, so as to disqualify the Plan or, without the consent of the optionee, any ISO, under Section 422 of the Code. The documents evidencing ISOs will contain such provisions as are required of ISOs under the applicable provisions of the Code.

     Options granted under the Plan will be subject to the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems desirable:

     (a) Exercise Price. The exercise price of each Option will be determined by the Committee, but may not be, in the case of an ISO, less than 100% (110%, in the case of an ISO granted to a ten-percent shareholder) of the fair market value per share of Common Shares at the time the Option is granted. For this purpose, "ten-percent shareholder" means any employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules in section 424(d) of the Code, Common Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any of its parent or affiliates.

     (b) Duration of Options. An Option will be exercisable during such period or periods as the Committee may specify. The latest date on which an Option may be exercised will be the date which is ten years (five years, in the case of an ISO granted to a ten-percent shareholder) from the date the Option was granted or such earlier date as may be specified by the Committee at the time the Option is granted.

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     (c)  Exercise of Options.

          (1) Options will be exercisable at such future time or times, whether or not in installments, as determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Option.

          (2) Any exercise of an Option must be by written notice to the Company, accompanied by (i) the document evidencing the Option (the "Option Certificate") and any other documents required by the Committee and (ii) payment in accordance with Section 6(d) below for the number of Common Shares for which the Option is exercised.

     (d) Payment for and Delivery of Common Shares. Common Shares purchased upon exercise of an Option shall be paid for as follows: (1) in cash or by certified check, bank draft or money order payable to the order of the Company, or (2) if so permitted by the Option Certificate or otherwise determined by the Committee, (i) through the delivery of Common Shares (held for at least six months, or such other period as the Committee may specify) having a fair market value on the last business day preceding the date of exercise equal to the purchase price, or (ii) by a combination of cash and Common Shares as provided in clauses (1) and (2)(i) above, or (iii) by delivery of a promissory note of the Participant to the Company, in the case of an ISO, payable on such terms as are specified in the Option Certificate, and in the case of an NSO, payable on such terms as are specified in the Option Certificate or as are otherwise specified by the Committee, or by a combination of cash (or cash and Common Shares) and the Participant's promissory note; provided, however, that if the Common Shares are delivered upon exercise of the Option is an original issue of authorized Common Shares, at least so much of the exercise price as represents the par value of such Common Shares must be paid in cash if the Committee determines that such cash payment is required by law.

     (e) Nontransferability of Options. Except as otherwise determined by the Committee or specified in the Option Certificate, no Option may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Option may be exercised only by him or her.

     (f) Death or Disability. Except as otherwise determined by the Committee, if a Participant's employment with the Company and its affiliates terminates by reason of death or total and permanent disability, each Option held by the Participant will become fully exercisable and will remain exercisable after the date of such termination for a period of two years in the case of death and one year in the case of total and permanent disability (but in no event later than the date the option would have expired in all events under Section 6(b)). In the case of a deceased Participant, such Option may be exercised within such time limits by his executor or administrator, or by the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution.

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     (g)  Other Termination of Employment.  Except as otherwise determined by the Committee, if a Participant's employment with the Company and its affiliates terminates for any reason other than death or total and permanent disability, all Options held by the Participant that are not then exercisable shall terminate. Options that are exercisable on the date of termination will continue to be exercisable for a period of three months (but in no event later than the date the option would have expired in all events under Section 6(b)) unless the employee has admitted to, or been convicted of, any act of fraud, theft or dishonesty arising in the course of, or in connection with, his employment with the Company and its affiliates, in which case the Option will terminate immediately and in full, all except as otherwise determined by the Committee. Except as otherwise determined by the Committee, after completion of that three-month period, such Options shall terminate to the extent not previously exercised, expired or terminated.

7.  STOCK APPRECIATION RIGHTS

     (a) Nature of Stock Appreciation Right. A Stock Appreciation Right ("SAR") is an Award entitling the recipient to receive an amount in cash or Common Shares or a combination thereof having a value equal to the excess of the fair market value of a share of Common Shares on the date of exercise over the fair market value of a share of Common Shares on the date of grant (or over the Option exercise price, if the SAR was granted in tandem with an Option), multiplied by the number of shares with respect to which the SAR has been exercised, with the Committee having the right to determine the form of payment.

     (b) Grant of SARs. SARs may be granted in tandem with, or independently of, Options granted under the Plan. In the case of an SAR granted in tandem with an NSO, such SAR may be granted either at or after the time of the grant of such Option. In the case of an SAR granted in tandem with an ISO, such SAR may be granted only at the time of the grant of the Option. SARs will be evidenced by such written agreement as is deemed appropriate by the Committee.

     An SAR or applicable portion thereof granted in tandem with an Option will terminate and no longer be exercisable upon the termination or exercise of such Option, except that an SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the SAR.

     (c) Terms and Conditions of SARs. SARs will be subject to such terms and conditions as are determined from time to time by the Committee, subject, in the case of SARs granted in tandem with Options, to the following:

          (1) SARs will be exercisable only at such time or times and to the extent that the related Option is exercisable.

          (2) Upon the exercise of an SAR, the applicable portion of any related Option must be surrendered.

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          (3)  SARs will be transferable only with the related Option.  Except as otherwise determined by the Committee, all SARs will be exercisable during the Participant's lifetime only by the Participant or his legal representative.

          (4) An SAR granted in tandem with an Option may be exercised only when the market price of the Common Shares subject to the Option exceeds the exercise price of such Option.

     The provisions of Sections 6(f) and 6(g) relating to the exercisability and termination of Options shall also apply to SARs, whether or not granted in tandem with Options.

     Any exercise of an SAR must be by written notice to the Company, accompanied by the document evidencing the SAR and any other documents required by the Committee.

     (d) Discretionary Payments. Notwithstanding that an Option at the time of exercise shall not be accompanied by a related SAR, if the market price of the shares subject to such Option exceeds the exercise price of such Option at the time of its exercise, the Committee may, in its discretion, cancel such Option, in which event the Company shall pay to the person exercising such Option an amount equal to the difference between the fair market value of the Common Shares to have been purchased pursuant to such exercise of such Option (determined on the date the Option is canceled) and the aggregate consideration to have been paid by such person upon such exercise. Such payment shall be by check or in Common Shares having a fair market value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee. The Committee may exercise its discretion under the first sentence of this paragraph (d) only in the event of a written request of the person exercising the option, which request shall not be binding on the Committee.

8.  RESTRICTED STOCK

     (a) Nature of Restricted Stock Award. A Restricted Stock Award ("Restricted Stock Award") is an Award entitling the recipient to acquire Common Shares ("Restricted Stock") for a purchase price (which may be zero), subject to such conditions, including the restrictions specified in Section 8(d) below, as the Committee may impose at the time of grant. The Committee may also condition such acquisition on the attainment of specified performance goals as described in Section 16(f) below.

     (b) Restricted Stock Award Agreement. A Participant who is granted a Restricted Stock Award will have no rights with respect to such Award unless the Participant accepts the Award within 60 days (or such shorter period as the Committee may specify) following the Award date by making payment to the Company by certified or bank check or other instrument acceptable to

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the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company an agreement (a "Restricted Stock Award Agreement") in such form as the Committee determines.

     (c) Rights as a Shareholder. Upon complying with Section 8(b) above, a Participant will have all the rights of a shareholder with respect to the Restricted Stock awarded to him including voting and dividend rights, subject to the restrictions described in this Section 8 and subject to any other conditions contained in the Restricted Stock Award Agreement. Unless the Committee otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of any restrictions under the Plan.

     (d) Restriction. Except as otherwise determined by the Committee, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except as specifically provided herein. If a Participant ceases for any reason to be employed by the Company or its affiliates other than due to death or total and permanent disability, shares of Restricted Stock held by such Participant shall be resold to the Company at their purchase price, or forfeited to the Company if the purchase price was zero, except as specifically set forth herein or otherwise determined by the Committee. Shares of Restricted Stock resold to the Company shall have the status of authorized but unissued Common Shares.

          (1) The Committee will specify in the Restricted Stock Award Agreement the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the Restricted Stock and the obligation of the Participant to resell such Stock to the Company will lapse. The Committee may at any time accelerate such date or dates or waive such performance goals and other conditions.

          (2) Unless otherwise determined by the Committee or specified in the Restricted Stock Award Agreement, if the Participant's employment terminates because of death or total and permanent disability, all restrictions on shares of Restricted Stock held by the Participant will lapse.

     (e) Notice of Election. Any Participant making an election under Section 83(b) of the Code with respect to a Restricted Stock Award must provide a copy thereof to the Company within 30 days of the filing of such election with the Internal Revenue Service.

     (f) Dividends. Dividends paid on shares of Restricted Stock shall be either paid at the dividend payment date or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Common Shares having a fair market value equal to the amount of such dividends. Shares distributed in connection with a stock split or dividend in shares of stock, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such shares of Restricted Stock or other property has been distributed.

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9. DEFERRED STOCK AWARDS.

     (a) Nature of Deferred Stock Award. A Deferred Stock Award ("Deferred Stock Award") is an award entitling the recipient to acquire Common Shares ("Deferred Stock") without payment in one or more installments at a future date or dates, all as determined by the Committee. The Committee may condition such acquisition on the attainment of specified performance goals as described in
Section 16(f) below.

     (b) Deferred Stock Award Agreement. A Participant who is granted a Deferred Stock Award shall have no rights with respect to such Award unless within 60 days of the grant of such Award or such shorter period as the Committee may specify, the Participant shall have accepted the Award by executing and delivering to the Company an agreement (a "Deferred Stock Award Agreement") in such form as the Committee determines.

     (c) Restrictions on Transfer. Except as otherwise determined by the Committee, Deferred Stock Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered, and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

     (d) Rights as a Shareholder. A Participant receiving a Deferred Stock Award will have rights of a shareholder only as to shares of Deferred Stock actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a share certificate for shares of Deferred Stock only upon satisfaction of all conditions therefor specified in the Deferred Stock Award Agreement.

     (e) Termination. Except as otherwise determined by the Committee, a Participant's rights in all Deferred Stock Awards shall automatically terminate upon the termination of such Participant's employment by the Company and its affiliates for any reason (including death).

     (f) Acceleration, Waiver, Etc. At any time prior to the termination of a Participant's employment, the Committee may in its discretion accelerate, waive, or, subject to Section 16, amend any or all of the restrictions or conditions imposed under any Deferred Stock Award.

     (g) Payments in Respect of Deferred Stock. Without limiting the right of the Committee to specify different terms, the Deferred Stock Award Agreement may either make no provisions for, or may require or permit the immediate payment, deferral, or investment of amounts equal to, or less than, any cash dividends which would have been payable on the Deferred Stock had such stock been outstanding, all as determined by the Committee in its sole discretion.

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10.  PERFORMANCE UNIT AWARDS.

     (a) Nature of Performance Units Awards. A Performance Unit Award ("Performance Unit Award") is an award entitling the recipient to acquire cash or Common Shares, or a combination of cash and Common Shares, upon the attainment of specified performance goals as described in Section 16(f) below. The Committee in its sole discretion shall determine whether and to whom Performance Unit Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured and all other limitations and conditions applicable to each such Award. Performance Unit Awards may be awarded independent of or in connection with the granting of any other Award under the Plan.

     (b) Performance Unit Award Agreement. A Participant shall have no rights with respect to a Performance Unit Award unless within 60 days of the grant of such Award or such shorter period as the Committee may specify, the Participant shall have accepted the Award by executing and delivering to the Company a Performance Unit Award Agreement.

     (c) Restrictions on Transfer. Except as otherwise determined by the Committee, Performance Unit Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered, and if exercisable over a specified period, shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

     (d) Rights as a Shareholder. A Participant receiving a Performance Unit Award will have rights of a shareholder only as to Common Shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of Common Shares under a Performance Unit Award only upon satisfaction of all conditions therefor specified in the Performance Unit Award Agreement.

     (e) Termination. Except as otherwise determined by the Committee, a Participant's rights in all Performance Unit Awards shall automatically terminate upon the termination of such Participant's employment by the Company and its affiliates for any reason (including death).

     (f) Acceleration, Waiver, Etc. At any time prior to the termination of a Participant's employment, the Committee may in its discretion accelerate, waive, or, subject to Section 16, amend any or all of the restrictions or conditions imposed under any Performance Unit Award.

     (g) Exercise. The Committee in its sole discretion shall establish procedures to be followed in exercising any Performance Unit Award, which procedures shall be set forth in the Performance Unit Award Agreement. The Committee may at any time provide that payment under a Performance Unit Award shall be made, upon satisfaction of the applicable performance goals, without exercise by the Participant. Except as otherwise specified by the Committee, a Performance Unit granted in tandem with an Option may be exercised only while the Option is exercisable, and the exercise of a Performance Unit granted in tandem with any other Award shall reduce the number of shares subject to the related award on such basis as is specified in the Performance Unit Award Agreement.

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11.  DIVIDEND EQUIVALENT AWARDS.

     (a) Nature of Dividend Equivalent Awards. A Dividend Equivalent Award ("Dividend Equivalent Award") is an Award entitling the Participant to receive cash, Common Shares, or other property equal in value to dividends paid with respect to a specified number of Common Shares. Dividend Equivalent Awards may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. The Committee may provide at the date of grant or thereafter that the Dividend Equivalent Award shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Shares or such other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalent Awards (other than free-standing Dividend Equivalent Awards) shall be subject to all conditions and restrictions of the underlying Awards to which they relate. The Committee may also condition such Award on the attainment of specified performance goals as described in Section 16(f) below.

     (b) Dividend Equivalent Award Agreement. A Participant who is granted a Dividend Equivalent Award shall have no rights with respect to such Award unless within 60 days of the grant of such Award or such shorter period as the Committee may specify, the Participant shall have accepted the Award by executing and delivering to the Company an agreement (a "Dividend Equivalent Award Agreement") in such form as the Committee determines.

     (c) Restrictions on Transfer. Except as otherwise determined by the Committee, Dividend Equivalent Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered.

     (d) Rights as a Shareholder. A Participant receiving a Dividend Equivalent Award will have rights of a shareholder only as to Common Shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant.

     (e) Termination. Except as otherwise determined by the Committee, a Participant's rights in all Dividend Equivalent Awards shall automatically terminate upon the termination of such Participant's employment by the Company and its affiliates for any reason (including death).

     (f) Acceleration, Waiver, Etc. At any time prior to the Participant's termination of employment, the Committee may in its discretion accelerate, waive, or, subject to Section 16 of the Exchange Act, amend any or all of the restrictions or conditions imposed under any Dividend Equivalent Award.

12.  OTHER STOCK-BASED AWARDS.

     (a) Nature of Awards. The Committee may grant other Awards under which Common Shares are or may in the future be acquired ("Other Stock-Based Awards"). Such awards may

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include, without limitation, debt securities convertible into or exchangeable for Common Shares upon such conditions, including attainment of performance goals, as the Committee shall determine. Subject to the purchase price limitations in paragraph (b) below, such convertible or exchangeable securities may have such terms and conditions as the Committee may determine at the time of grant. However, no convertible or exchangeable debt shall be issued unless the Committee shall have provided (by Company right of repurchase, right to require conversion or exchange, or other means deemed appropriate by the Committee) a means of avoiding any right of the holders of such debt to prevent a Company transaction by reason of covenants in such debt. The Committee may also condition such Awards on the attainment of specified performance goals as described in Section 16(f) below.

     (b) Purchase Price; Form of Payment. The Committee may determine the consideration, if any, payable upon the issuance or exercise of an Other Stock-Based Award. The Committee may permit payment by certified check or bank check or other instrument acceptable to the Committee or by surrender of other Common Shares (excluding shares then subject to restrictions under the Plan).

     (c) Forfeiture of Awards; Repurchase of Shares; Acceleration or Waiver of Restrictions. The Committee may determine the conditions under which an Other Stock-Based Award shall be forfeited or, in the case of an Award involving a payment by the recipient, the conditions under which the Company may or must repurchase such Award or related Common Shares. At any time the Committee may in its sole discretion accelerate, waive, or, subject to Section 16 of the Exchange Act, amend any or all of the limitations or conditions imposed under any Other Stock-Based Award.

     (d) Other Stock-Based Award Agreements. A Participant shall have no rights with respect to any Other Stock-Based Award unless within 60 days after the grant of such Award (or such shorter period as the Committee may specify) the Participant shall have accepted the Award by executing and delivering to the Company an agreement (an "Other Stock-Based Award Agreement") in such form as the Committee determines.

     (e) Restrictions on Transfer. Except as otherwise determined by the Committee, Other Stock-Based Awards may not be sold, assigned, transferred, pledged, or encumbered nor shall any Other Stock-Based Award be transferred other than by will or by the laws of descent and distribution or be exercisable during the Participant's lifetime by other than the Participant or the Participant's legal representative.

     (f) Rights as a Shareholder. A recipient of any Other Stock-Based Award will have rights of a shareholder only at the time and to the extent, if any, specified in the Other Stock-Based Award Agreement or otherwise determined by the Committee.

     (g) Deemed Dividend Payments; Deferrals. Without limiting the right of the Committee to specify different terms, an Other Stock-Based Award Agreement may require or permit the immediate payment, waiver, deferral, or investment of dividends or deemed dividends payable or deemed payable on Common Shares subject to the Award.

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13. SUPPLEMENTAL GRANTS

     (a) Loans. The Company may in its sole discretion make a loan to the recipient of an Award hereunder, either on or after the date of grant of such Award. Such loans may be made either in connection with the exercise of a Stock Option, an SAR or an Other Stock-Based Award, in connection with the purchase of shares under any Award, or in connection with the payment of any federal, state and local income tax in respect of income recognized under any Award. The Committee shall have full authority to decide whether to make a loan hereunder if it determines that the making of such loan is in the best interest of the Company, and to determine the amount, term, and provisions of any such loan, including the interest rate (which may be zero) charged in respect of any such loan, whether the loan is to be secured or unsecured, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall provide or reimburse to the borrower the amount used by him for the payment of the par value of any Common Shares issued, have a term (including extensions) exceeding ten years in duration, or be in an amount exceeding the total exercise or purchase price paid by the borrower under an Award or for related Common Shares under the Plan plus an amount equal to the cash payment permitted in the following paragraph.

     (b) Cash Grants. The Committee may at any time authorize a cash payment, in respect of the grant or exercise of an Award under the Plan (or the lapse or waiver of restrictions under an Award) which shall not exceed the amount which would be required in order to pay in full any federal, state and local income tax due as a result of income recognized by the recipient under both the Award and such cash payment, in each case assuming that such income is taxed at the regular maximum marginal rate applicable to individuals under the Code as in effect at the time such income is includable in the recipient's income. Subject to the foregoing, the Committee shall have complete authority to decide whether to make such cash payments in any case, to make provision for such payments either simultaneously with or after the grant of the associated Award and to determine the amount of each such payment.

14.  CHANGE OF CONTROL

     Notwithstanding any other provision of this Plan, in the event of a Change of Control of the Company as defined in Exhibit A hereto (a) each outstanding Award held by each Participant the exercisability of which is restricted or limited will immediately become fully exercisable; and (b) restrictions and conditions on each outstanding Award subject to such restrictions and conditions held by each Participant will immediately lapse or be deemed waived.

15.  CHANGES IN COMPANY; SUBSTITUTE AWARDS

     (a) Changes in Capital Stock. In the event of a share dividend, share split or combination of shares, recapitalization or other change in the Company's capital shares, the number and kind of shares, securities of the Company or other consideration issued or issuable in respect of Awards

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

then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the purchase price and other relevant provisions will be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

     The Committee may also adjust the number of shares, securities or other consideration issued or issuable in respect of outstanding Awards, the exercise price of outstanding Awards and the other terms of outstanding Awards, and may make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards, to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in Section 15(b) below), acquisitions or dispositions of shares or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan. Adjustments under this paragraph will be made only to the extent they are consistent with the requirements for ISOs or under Section 162(m)(4)(C) of the Code.

     (b) Merger, Etc. Subject to Section 14, in the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or its outstanding shares are converted into securities of another corporation or exchanged for other consideration, all Awards granted hereunder will terminate, but during a period commencing 20 days prior to the effective date of any such dissolution or liquidation (or 20 days prior to any earlier related sale of substantially all the assets of the Company) or of any such merger or consolidation, subject to the effectiveness of such dissolution, liquidation, sale, merger or consolidation (1) all Awards outstanding hereunder the exercisability of which is restricted or limited will become immediately exercisable, and (2) all restrictions and conditions on all Awards subject to such restrictions and conditions will immediately lapse or be deemed waived; provided, however, that, unless the event will give rise to a Change of Control or it is anticipated that a Change of Control will coincide with or follow the event, the Committee may instead arrange that the successor or surviving corporation, if any, grant replacement or substitute Awards on terms and conditions as the Committee considers appropriate in the circumstances.

     (c) Substitute Awards. The Company may grant Awards under the Plan in substitution for stock or share and stock based awards held by employees of another corporation who concurrently become employees of the Company or its affiliate as the result of a merger or consolidation of the employing corporation with the Company or its affiliate or the acquisition by the Company or a affiliate of property or stock of the employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate. The shares which may be delivered under such substitute Awards will be in addition to the maximum number of shares provided for in Section 4(a) only to the extent that the substitute Awards are both (1) granted to persons whose relationship to the Company does not make (and is not expected to make) them subject to Section 16(b) of the Exchange Act and
(2) are granted in substitution for awards issued under a plan approved, to the extent then required under Rule 16b-3 (or any successor rule under the Exchange
Act), by the shareholders of the entity which issued such predecessor awards.

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

16.  GENERAL PROVISIONS

     (a) No Distribution; Compliance with Legal Requirements, Etc. The Committee may require each person acquiring Common Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Common Shares without a view to distribution thereof.

     The Company will not be obligated to deliver any Common Shares pursuant to an Award (1) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, including, if required, the receipt of all necessary approvals from the Massachusetts Department of Telecommunications and Energy, and (2) if the outstanding Common Shares is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (3) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Common Shares has not been registered under the Securities Act of 1933, as amended, the Company may require such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Shares bear an appropriate legend restricting transfer.

     Notwithstanding any provision of the Plan, the Company will be under no obligation to deliver Common Shares to an estate of a deceased Participant, or to the person or persons to whom the Award has been transferred by the Participant's will or the applicable laws of descent and distribution, until the Company is satisfied as to the authority of such person or persons.

     (b) Tax Withholding, Etc. Each Participant will, no later than the date as of which the value of an Award or of any Common Shares or other amounts received hereunder first becomes includable in gross income for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, all federal, state and local taxes required by law to be withheld with respect to such income. The Company and its affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     The Committee may provide, in respect of any transfer of Common Shares under an Award, that if and to the extent withholding of any federal, state or local tax is required, the Participant may elect in such manner as the Committee prescribes, to have the Company hold back from the transfer Common Shares having a value calculated to satisfy such withholding obligation, or to deliver to the Company previously owned shares of equal value. Notwithstanding the foregoing, in the case of a Participant subject to the restrictions of Section 16(b) of the Exchange Act no such election shall be effective unless made in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule under such Act.

     (c) Continuance of Employment. For purposes of the Plan, employment of a Participant will not be considered terminated (1) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Participant's right to re-employment is guaranteed either by statute or by contract, or (2) in the case of a transfer to the employment of a corporation (or a parent or affiliate corporation of such corporation) issuing or assuming an option in a transaction to which section 424(a) of the Code would apply.

     (d) Fair Market Value. For purposes of the Plan, in general, "fair market value" of a share of Common Shares on any date means the closing price on such date as reflected in the New York Stock Exchange Composite Index. If, however, the Committee determines that a different meaning is in any circumstance necessary in order to comply with applicable law, such different meaning will apply in that circumstance.

     (e) Employment Rights. Neither the adoption of the Plan nor the grant of Awards will confer upon any employee any right to continued employment with the Company or any affiliate or affect in any way the right of the Company or any affiliate to terminate the employment of an employee at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under this Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the termination is in violation of an obligation of the Company to the employee by contract or otherwise.

     (f)  Awards Subject to Performance Conditions.   The Committee may, at the
time any Award described in the Plan is granted, impose the condition (in addition to any conditions specified or authorized in any other provisions of the Plan), that performance goals must be met prior to the Participant's realization of any vesting, payment or benefit under the Award. Performance goals may be related to personal performance, corporate performance, departmental performance, or any other category of performance established by the Committee. The Committee will determine the performance goals, the period or periods during which performance is to be measured, and all other terms and conditions applicable to the Award. If necessary in order to qualify an Award for the performance based remuneration exception described in Section 162(m)(4)(C) of the Code and the regulations thereunder, the Committee shall in writing preestablish one or more specific, objectively determinable performance goal or goals (based solely on one or more qualified performance criteria) no later than ninety (90) days after the commencement of the period to which the performance relates (or in any such other time as is required to satisfy the conditions of Section 162(m)(4)(C) of the Code and the regulations thereunder). For purposes of the preceding sentence, a qualified performance criterion is any of the following: (i) earnings per share, (ii) individual performance objectives, (iii) net income, (iv) proforma net income, (v) return on designated assets, (vi) return on revenues, or (vii) satisfaction of Company-wide or departmental based objectives.

17.  EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION.

     Neither adoption of the Plan nor the grant of Awards to a Participant shall affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue Common

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

Shares to such Participant as a bonus or otherwise, or to adopt other plans or arrangements under which Common Shares may be issued to employees.

     The Committee may at any time discontinue granting Awards under the Plan. With the consent of the Participant, the Committee may at any time cancel an existing Award in whole or in part and grant the Participant another Award for such number of Common Shares as the Committee specifies, subject to Section 4(b). The Committee may at any time or times amend the Plan or any outstanding Award for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law; and may at any time terminate the Plan as to any further grants of Awards; provided, however, that (except to the extent expressly required or permitted herein) no such amendment shall, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available for delivery under the Plan, (b) change the group of employees eligible to receive Awards under the Plan, (c) reduce the price at which ISOs may be granted, (d) extend the time within which Awards may be granted, or (e) amend the provisions of this Section 17, and no such amendment shall adversely affect the rights of any Participant (without his consent) under any Award previously granted.



As adopted by the Board of Directors of Boston Edison Company: January 23, 1997 As approved by the Shareholders of Boston Edison Company: May 15, 1997
As amended:  April 22, 1998
As amended:  June 30, 1999
Assumed by NSTAR effective:  August 28, 2000

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

                                                                      APPENDIX A

     Change of Control. For the purposes of this Agreement, a "Change of Control" shall mean:

     a. The acquisition by any Person of ultimate beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding common shares (or shares of common stock) of Parent (the "Outstanding Parent Common Shares") or
          (ii) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of trustees (or directors) (the "Outstanding Parent Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Parent, (ii) any acquisition by the Parent or any affiliate of Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent, the Company or any affiliate of Parent or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Exhibit A; or

     b. Individuals who, as of the date hereof, constitute the Board of Trustees of the Parent (the "Incumbent Board") cease for any reason to constitute at least a majority of such board; provided, however, that any individual becoming a trustee (or director) subsequent to the date hereof whose election, or nomination for election by the Parent's shareholders, was approved by a vote of at least a majority of the trustees (or directors) then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees (or directors) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than such board; or

     c. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Parent (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Shares and Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, immediately following such Business Combination more than 50% of, respectively, the then outstanding common shares (or shares of common stock) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees (or directors), as the case may be, of the entity resulting from such Business Combination (including, without limitation, a entity which as a result of such transaction owns the Parent or all or substantially all of the Parent's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Common Shares and Outstanding Parent Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Parent or the Company or such entity resulting from such Business Combination) ultimately beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding common shares or shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of trustees (or board of directors) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Trustees of the Parent, providing for such Business Combination; or

     d. Approval by the shareholders of the Parent of a complete liquidation or dissolution of the Parent.

     For purposes of this Appendix A, the term "Parent" shall mean NSTAR, or, if any entity shall own, directly or indirectly through one or more subsidiaries, more than 50% of the outstanding common shares of NSTAR, such entity.

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